BoldSign Document ID: 59fed5ed-eb31-4942-984b-946b62e4963a

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING OF DIRECTORS OF BARREL ENERGY, INC.

The undersigned, being all of the directors of BARREL ENERGY, INC, a corporation of the State of Nevada (the "Corporation"), do hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

RESOLVED: That the officers of this Corporation are authorized and directed to issue a $200,000.00 convertible redeemable promissory note to CFI Capital LLC, a limited liability company, which provides conversion features equal to 60% of the lowest trading price of the Corporation's Common Stock for the last 20 trading days prior to conversion, as well as an original issue discount of $20,000.00 and interest of 6% per annum and become due and payable on August 21, 2027; and

RESOLVED FURTHER: That the officers of this corporation are authorized and directed to irrevocably reserve **(11,111,111)** shares of the Company's Common Stock for the benefit of CFI Capital LLC for conversion of the above-mentioned note, and to reserve and maintain a share reservation equal to five times the discounted amount of the above note at all times; and

RESOLVED FURTHER: that each of the officers of the Corporation be, and they hereby are, authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize, and approve the foregoing actions in their capacity as all of the directors of BARREL ENERGY, INC.

Dated: 08/21/2026

BoldSign *James J Kaltsas* 44412f95-8931-47e8-a5a5-652512bcbddb	BoldSign *Lester Parris*
James Jarmin Kaltsas	Lester Parris
BoldSign *Alfreddie Johnson* ...0-473c-8b45-e66d9ba0b0a6	BoldSign *Willis J Pumphrey Jr* ...353bfe42e
Alfreddie Johnson	Willis Jerome Pumphrey Jr.
BoldSign *Shane Bobb* ...4cff-a348-95a1a6c93256	BoldSign *Lyndell Parris* ...3fb-4e7e-b680-989f02902517
Bobb Shane Alzena	Lyndell Parris
BoldSign *Sherien Almufti* ...286-4b1c-a567-e3cf4d5f9d76	BoldSign *Mbi Mbapeh* ...840ce9b
Sherien Almufti	Mbi-Njifo Mbonglen Mbapeh